[Shearman & Sterling LLP Letterhead]



                                October 30, 2003




Hyperion Solutions Corporation
1344 Crossman Avenue
Sunnyvale, California 94089


Ladies and Gentlemen

         We have acted as counsel for Hyperion Solutions Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,954,318 shares (the "Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to: (i) the Sqribe 1995 Stock Option Plan,
(ii) the Brio Software, Inc. 1998 Stock Option Plan, (iii) the Brio Software, Inc. 1998 Directors' Stock Option Plan, and (iv) the Brio Software, Inc. 2000 Non-Executive Stock Option Plan (collectively, the "Plans").

         In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

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October 30, 2003
Page 2

         The opinion expressed below is limited to the General Corporation Law of Delaware, and we do not express any opinion herein concerning any other law.

         Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the applicable Plans and (b) paid for in full in accordance with terms of the applicable Plans, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Shearman & Sterling LLP
                                                    Shearman & Sterling LLP